UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective December 16, 2005, the Compensation Committee of the Board of Directors of Mentor Graphics Corporation (the “Company”) approved accelerating the vesting of all currently unvested stock options awarded to employees and officers under its stock option plans that had exercise prices greater than $15. The closing price of the Company’s common stock on December 15, 2005, the last trading day before acceleration, was $9.37. Unvested options to purchase up to approximately 1.4 million shares became immediately exercisable as a result of the vesting acceleration, of which unvested options to purchase 181,037 shares are held by persons referred to as Named Executive Officers in the Company’s proxy statement for its last annual meeting of shareholders held on May 19, 2005. Typically, stock options granted by the Company vest over a four-year period. The number of shares and exercise prices of the options subject to the acceleration remain unchanged. Incentive stock options and options held by non-employee directors were excluded from the vesting acceleration. The purpose of the accelerated vesting was to enable the Company to avoid recognizing in its statement of operations non-cash compensation expense associated with these options in future periods upon the expected implementation of FASB Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” in January 2006. As a result of the acceleration, the Company expects to avoid recognition of up to approximately $7.7 million of compensation expense over the course of the original vesting periods. The Company expects to avoid up to approximately $3.7 million of compensation expense in 2006.

This report contains forward-looking statements, including those relating to the estimated reduction in compensation expense required to be recognized under SFAS 123R and the accounting treatment for the acceleration. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including, without limitation, the possibility that subsequent pronouncements or interpretations of SFAS 123R may alter the accounting treatment of stock options, as well as other risks described in the Company’s most recent Forms 10-Q and 10-K filed with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and Mentor Graphics undertakes no obligation to update any such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION (Registrant)

Date: December 20, 2005	By:	/s/ Dean M. Freed
Dean M. Freed Vice President and General Counsel

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